UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 14, 2013 (August 9, 2013)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                          Entry into a Material Definitive Agreement.

On August 9, 2013, IRET Properties, a North Dakota Limited Partnership ("Borrower") and a subsidiary of Investors Real Estate Trust ("the Company") and First International Bank & Trust ("Lender") entered into an amendment (the "Amendment") to the Loan Agreement dated August 12, 2010 between Borrower and Lender (the "Loan Agreement") to extend the time period in which the Lender may call for the non-renewal of the Loan Agreement, from August 12, 2013 to October 31, 2013, and to restate the definition of "Property(ies)" as used in the Loan Agreement. The Amendment was effective as of August 9, 2013. The foregoing summary of the provisions of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

4.1
Fifth Amendment to Loan Agreement effective as of August 9, 2013 by and between IRET Properties, a North Dakota Limited Partnership, as borrower, and First International Bank & Trust, a North Dakota state bank, as lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  August 14, 2013